                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the Registrant  |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|      Preliminary Proxy Statement           |_|   Confidential, for Use of
                                                     the Commission Only
                                              (as permitted by Rule 14c-6(e)(2))
|X|      Definitive Proxy Statement

|_|      Definitive Additional Materials

|_|      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             BINKS SAMES CORPORATION
------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)

------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

|X|      No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)      Title of each class of securities to which transaction applies:

------------------------------------------------------------------------------

(2)      Aggregate number of securities to which transaction applies:

------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.)

------------------------------------------------------------------------------

(4)      Proposed maximum aggregate value of transaction:

------------------------------------------------------------------------------

(5)      Total fee paid:

------------------------------------------------------------------------------

|_|      Fee paid previously with preliminary materials.

------------------------------------------------------------------------------

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)      Amount previously paid:

------------------------------------------------------------------------------

(2)      Form, Schedule or Registration Statement No.:

------------------------------------------------------------------------------

(3)      Filing Party:

------------------------------------------------------------------------------

(4)      Date Filed:

------------------------------------------------------------------------------

                             BINKS SAMES CORPORATION
                            9201 WEST BELMONT AVENUE
                          FRANKLIN PARK, ILLINOIS 60131

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 28, 1998


TO THE STOCKHOLDERS OF

         BINKS SAMES CORPORATION:

         Notice is hereby given that the Annual Meeting of Stockholders of BINKS SAMES CORPORATION (the "Company") will be held at the Hotel Sofitel, 5550 North River Road, Rosemont, Illinois 60018, on Tuesday, April 28, 1998 at 10:00 a.m., for the purpose of considering and acting upon the following matters:

         1.       The election of one director of the Company;

         2. The ratification of KPMG Peat Marwick LLP as the Company's independent accountants for the fiscal year ending November 30, 1998; and

         3. The transaction of such other business as may properly be brought before the meeting.

         Stockholders of record at the close of business on March 4, 1998 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

         Whether or not you expect to be present at the Annual Meeting, you are requested to execute and return the enclosed proxy.

                                        By order of the Board of Directors,




                                       GUY E. SNYDER, SECRETARY

March 27, 1998

                             BINKS SAMES CORPORATION
                            9201 WEST BELMONT AVENUE
                          FRANKLIN PARK, ILLINOIS 60131



                                 PROXY STATEMENT
                                       FOR
                       1998 ANNUAL MEETING OF STOCKHOLDERS




         This proxy statement and the accompanying proxy are being furnished for the solicitation of proxies by the Board of Directors of Binks Sames Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on Tuesday, April 28, 1998 at 10:00 a.m., Chicago time, at the Hotel Sofitel, 5550 North River Road, Rosemont, Illinois 60018, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The proxy statement and accompanying proxy are being first sent to stockholders on or about March 27, 1998. Solicitation will be by mail and may also be by telephone, telegraph or in person by employees of the Company, who will receive no additional compensation for such solicitation. To assist in the solicitation, the Company has retained Morrow & Co., Inc. at a cost of approximately $5,500 plus the reimbursement of customary expenses. The costs of solicitation will be borne by the Company.

ANNUAL REPORT

         The Annual Report on Form 10-K/A of Binks Sames Corporation for the fiscal year ended November 30, 1997 is enclosed herewith.

SOLICITATION AND REVOCATION OF PROXIES

         The enclosed proxy may be revoked by a stockholder at any time prior to the voting thereof by delivery of written notice of revocation to the Secretary of the Company. It may also be revoked by a stockholder attending and voting in person at the Annual Meeting or by delivery of a later dated proxy to the Secretary of the Company prior to such voting.

VOTING SECURITIES

         As of March 4, 1998, the record date for stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"), the outstanding voting securities of the Company consisted of 2,963,837 shares of Capital Stock, each share being entitled to one vote on each matter presented at the meeting.

         As of the Record Date, the following persons were believed by the Company to beneficially own (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) more than 5% of the outstanding shares of Capital Stock of the Company:


        NAME AND ADDRESS OF                           NUMBER OF          PERCENT
         BENEFICIAL OWNER                             SHARES(1)          OF CLASS
        -------------------                           ---------          --------
John Francis Roche, Jr.                               176,812(2)           6.0%
   Savings and Profit Sharing Fund
   9201 West Belmont Avenue
   Franklin Park, IL  60131

Harris Associates Inc.                                290,000(3)           9.8
   Two North LaSalle Street
   Suite 500
   Chicago, IL  60602

Harris Associates Investment Trust                    275,000(4)           9.3
Series Designated The Oakmark Smallcap Fund
   Two North LaSalle Street
   Suite 500
   Chicago, IL  60602-3790

Kennedy Capital Management, Inc.                      267,950(5)           9.0
   10829 Olive Blvd.
   St. Louis, MO  63141

Franklin Advisory Services, Inc.                      218,700(6)           7.4
   One Parker Plaza, 16th Floor
   Ft. Lee, NJ 07024

Dimensional Fund Advisors, Inc.                       222,730(7)           7.5
   1299 Ocean Avenue, 11th Floor
   Santa Monica, CA  90401

------------------------------------

(1) The nature of the beneficial ownership for shares shown in this column is sole voting and investment power, except as set forth in the following notes.

(2) Represents shares held by the John Frances Roche, Jr. Savings and Profit Sharing Fund of the Company of which Terence P. Roche, Doran J. Unschuld and William W. Roche are the trustees and exercise sole voting power.

(3) According to a Schedule 13G filed with the Securities and Exchange Commission (the "SEC"), dated January 28, 1998. Harris Associates Inc. shares voting and dispositive power of 275,000 shares with Harris Associates Investment Trust.

(4) According to a Schedule 13G filed with the SEC, dated January 28, 1998. Harris Associates Investment Trust shares voting and dispositive power of 275,000 shares with Harris Associates Inc.

(5) According to a Schedule 13G filed with the SEC, dated February 10, 1998. Kennedy Capital Management has sole voting power of 224,100 shares.

(6) According to a Schedule 13G filed with the SEC, dated January 16, 1998. Franklin Advisory Services, Inc. is a direct or indirect investment advisory subsidiary of Franklin Resources, Inc. ("FRI").
          Mr. Charles B. Johnson and Mr. Rupert H. Johnson, Jr. each own in excess of 10% of the outstanding shares of FRI.  The address of FRI and Messrs. Charles B. Johnson and Rupert H. Johnson, Jr. is 777 Mariners Island Boulevard, San Mateo, CA 94404.

(7) According to a Schedule 13G filed with the SEC, dated February 6, 1998. Dimensional Fund Advisors, Inc. has sole voting power of 129,112 shares.

                     PROPOSAL 1.  ELECTION OF DIRECTORS

INFORMATION REGARDING DIRECTORS AND EXECUTIVE OFFICERS

         The Company presently has six directors who are divided into three classes serving staggered three year terms. One director is to be elected at this Annual Meeting to hold office for a term expiring at the Annual Meeting for the year 2001. Dr. Donald G. Meyer, who is presently a Chairman of the Board of the Company, has been nominated to fill such position. Unless otherwise specified in the proxy, it is the present intention of the persons named in the accompanying form of proxy to vote such proxies for his election. Fewer nominees for director are named herein than the number fixed by the Company's By-Laws. Additional nominees for directors are not sought due to the Board of Directors' decision in February 1997 to seek a sale of the Company. Proxies will not be voted for more than the one nominee for director included in this Proxy Statement.

         Directors shall be elected by a plurality of the votes cast in the election of directors. Under applicable Delaware law, in tabulating the vote, broker non-votes will be disregarded and will have no effect on the outcome of the vote.

         Although it is not anticipated, if Mr. Meyer is unable or unwilling to serve as a director, proxies will be voted for such other person as the Board of Directors may determine.

         Information with respect to the nominee, continuing directors and certain executive officers of the Company is shown below.

                                                                             CAPITAL STOCK OF THE
                                                                                   COMPANY
                                                                            BENEFICIALLY OWNED ON
                                                                               MARCH 4, 1998(1)
                                                                    ---------------------------------------
                                                                                                 PERCENT OF
                                                                    NUMBER OF                  CAPITAL STOCK
                                                                     SHARES                     OUTSTANDING
                                                                    ---------                  -------------
NOMINEE FOR ELECTION AS DIRECTOR

DR. DONALD G. MEYER, age 63, was elected                            6,000(2)                          *
   Chairman of the Board of the Company in February
   1998. Dr. Meyer has been a director of the Company
   since June 1996 and had previously been a director
   of the Company from 1990 to 1995. Dr. Meyer was
   Professor of Marketing of Loyola University of Chicago
   from 1961 to 1997 and was previously Dean of the School
   of Business Administration from 1977 to 1995.

CONTINUING DIRECTORS

WILLIAM W. ROCHE, age 72, has been a director of the              194,111(4)(5)                     6.5%
   Company since 1958.  His present term of office as a
   director expires at the year 2000 Annual Meeting.
   From 1952 to 1994, Mr. Roche served as the Assistant
   Secretary and Assistant Treasurer of the Company.(3)



                                                       - 3 -



                                                                             CAPITAL STOCK OF THE
                                                                                   COMPANY
                                                                            BENEFICIALLY OWNED ON
                                                                               MARCH 4, 1998(1)
                                                                    ---------------------------------------
                                                                                                 PERCENT OF
                                                                    NUMBER OF                  CAPITAL STOCK
                                                                     SHARES                     OUTSTANDING
                                                                    ---------                  -------------
CONTINUING DIRECTORS

CLIFFORD J. VAUGHAN, age 63, has been a director of                 5,000(5)                          *
   the Company since August 1996.  His present term of
   office as a director expires at the year 2000 Annual
   Meeting.  Mr. Vaughan, now retired, was Group Vice
   President of General Motors Corporation from 1983 to
   1996.(6)

DR. WAYNE F. EDWARDS, age 63, has been a director                   6,000(5)                          *
   of the Company since August 1996.  His present term
   of office as a director expires at the year 2000 Annual
   Meeting.  Mr. Edwards, now retired, was Senior Vice
   President and Chief Financial Officer of Crown
   Zellerbach International, Inc. from 1975 to 1983.

DORAN J. UNSCHULD, age 74, has been President and                 201,875(4)(7)                     6.8
   Chief Executive Officer since June 1996 and a director
   of the Company since 1982. His present term of office
   as a director expires at the 1999 Annual Meeting.
   Mr. Unschuld has reported that he will resign as
   President and Chief Executive Officer of the Company
   after the Annual Meeting. Mr. Unschuld has been employed
   by the Company in various positions since 1952 and has
   been a Senior Vice President from 1995 to 1996, a Vice
   President from 1971 to 1995 and Secretary of the Company
   from 1965 to 1996.

TERENCE P. ROCHE, age 39, has been a director of the              177,912(4)(8)                     6.0
   Company since March 1997.  His present term of
   office as a director expires at the 1999 Annual
   Meeting. Mr. Roche has been an officer of the Company
   since 1995. Mr. Roche has been employed by the
   Company since 1986 and is presently Executive Vice
   President, Assistant Secretary and Assistant Treasurer.
   Mr. Roche had been the Industrial Sales Manager of
   the Company from 1990 to 1996.(3)


                                                       - 4 -


                                                                             CAPITAL STOCK OF THE
                                                                                   COMPANY
                                                                            BENEFICIALLY OWNED ON
                                                                               MARCH 4, 1998(1)
                                                                    ---------------------------------------
                                                                                                 PERCENT OF
                                                                    NUMBER OF                  CAPITAL STOCK
                                                                     SHARES                     OUTSTANDING
                                                                    ---------                  -------------
NON-DIRECTOR NAMED EXECUTIVE OFFICERS

STEPHEN R. MATHERS, age 48, has been an officer of                   825(9)                           *
   the Company since June 1996.  Mr. Mathers has been
   employed by the Company since 1974 and is presently
   Vice President-Corporate Development. Mr. Mathers
   has been President and CEO of Sames Electrostatic,
   Inc., a subsidiary of the Company, since 1990 and
   is currently serving as President of Binks Sames, S.A.,
   a French subsidiary of the Company.

TODD A. VAUGHAN, age 39, has been an officer of the                  250(10)                          *
   Company since April 1997.  Mr. Vaughan has been
   employed by the Company since 1992 and is presently
   Vice President - Global Automotive.(6)

W. KENT ANDERSON, age 59, has been an officer of                    2,155(11)                         *
   the Company since April 1997.  Mr. Anderson has
   been employed by the Company since 1959 and is
   presently Vice President - Americas.

Directors and Executive Officers as a group (15 persons)          603,642(4)(12)                     20.1

------------------------------------
 *       Less than 1.0% of the Company's outstanding Capital Stock.

(1) The information contained in this column is based upon information furnished to the Company by the individuals referred to above. The nature of beneficial ownership for shares shown in this column is sole voting and investment power, except as set forth in note (4) below.

(2) Includes 4,000 shares issuable upon the exercise of outstanding stock options exercisable on the Record Date or within 60 days thereafter.

(3)      Mr. William W. Roche is the father of Mr. Terence P. Roche.

(4) Includes 176,812 shares held by the John Francis Roche Savings and Profit Sharing Fund of the Company of which Messrs. William W. Roche and Terence P. Roche and Doran J. Unschuld are the trustees and exercise sole voting power.

(5) Includes 4,000 shares issuable upon the exercise of outstanding stock options exercisable on the Record Date or within 60 days thereafter.

(6)      Mr. Clifford J. Vaughan is the father of Mr. Todd A. Vaughan.

(7) Includes 20,000 shares issuable upon the exercise of outstanding stock options exercisable on the Record Date or within 60 days thereafter.

(8) Includes 1,000 shares issuable upon the exercise of outstanding stock options exercisable on the Record Date or within 60 days thereafter.

(9) Includes 750 shares issuable upon the exercise of outstanding stock options exercisable on the Record Date or within 60 days thereafter.

(10) Includes 250 shares issuable upon the exercise of outstanding stock options exercisable on the Record Date or within 60 days thereafter.

(11) Includes 625 shares issuable upon the exercise of outstanding stock options exercisable on the Record Date or within 60 days thereafter.

(12) Includes 41,875 shares issuable upon the exercise of outstanding stock options exercisable on the Record Date or within 60 days thereafter.

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE FOR THE NOMINEE FOR DIRECTOR LISTED ABOVE.

DIRECTORS' FEES

         Each director who is not also an employee receives a director's fee of $24,000 per annum and $750 for each board meeting attended, plus reimbursement of expenses relating to attendance at meetings. The Chairman of the Board receives a director's fee of $24,000 per annum and $1,250 for each board meeting attended, plus reimbursement of expenses. Non-employee directors are also entitled to participate in the Company's 1996 Stock Option Plan.

INFORMATION REGARDING BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

         The Board of Directors of the Company (the "Board of Directors" or "Board") held twelve meetings during fiscal 1997. The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Executive Committee and the Nominating and Governance Committee. All directors attended at least 75% of the meetings of the Board of Directors, and of committees on which they served, during 1997.

         The Audit Committee is responsible for recommending to the Board of Directors the engagement of independent auditors for the Company and reviewing with the independent auditors the plan for and results of the auditing engagement. The Audit Committee also reviews the plan for and results of the Company's internal audits. The Audit Committee met twice during fiscal 1997. The Audit Committee of the Board consists of Drs. Meyer and Edwards.

         The Compensation Committee is responsible for reviewing the compensation arrangements in effect for the Company's executive officers and for administering all the Company's employee benefit plans, including the Company's 1996 Stock Option Plan. The Compensation Committee held two meetings during the last fiscal year. The Compensation Committee currently consists of Dr. Meyer and Mr. Vaughan.

         The Executive Committee's duties include anything permitted by law to be performed by the Board of Directors that does not require the full Board. The Executive Committee held nine meetings and took written action on one occasion during the last fiscal year. The Executive Committee currently consists of Dr. Meyer and Mr. Terence P. Roche.

         The Nominating and Governance Committee is responsible for nominating persons for election as Directors of the Company and appointments to Committees. The Nominating and Governance Committee has no current plans to consider nominees recommended by security holders. This Committee held one meeting during the last fiscal year. The Nominating and Governance Committee currently consists of Drs. Meyer and Edwards.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Pursuant to Section 16 of the Exchange Act, the Company's officers, directors and holders of more than ten percent of the Company's Capital Stock are required to file reports of their trading in equity securities of the Company with the Commission, the Company, the American Stock Exchange and the Chicago Stock Exchange. Based solely on its review of the copies of such reports received by it, the Company believes that for fiscal 1997 all filing requirements applicable to its officers, directors, and more than ten percent stockholders were complied with, except that Messrs. Unschuld, William W. Roche and Vaughan and Drs. Meyer and Edwards each failed to timely file their year-end reports (covering one transaction each) on Form 5. Such reports are currently on file with the Commission.

                        EXECUTIVE COMPENSATION

         The following table sets forth separately, for the fiscal years indicated, each component of compensation paid or awarded to, or earned by,
(i) the Chief Executive Officer ("CEO") of the Company serving at the end of the last fiscal year, and (ii) each of the four most highly compensated executive officers who were serving as executive officers at the end of the last fiscal year, other than the CEO (collectively referred to herein as the "Named Executive Officers").


                                           SUMMARY COMPENSATION TABLE(1)


                                                        ANNUAL                 LONG-TERM
           NAME AND                                  COMPENSATION            COMPENSATION           ALL OTHER
      PRINCIPAL POSITION            YEAR      SALARY($)      BONUS($)      OPTION AWARDS (#)    COMPENSATION($)(2)
      ------------------            ----      ---------      --------      -----------------   -------------------
Doran J. Unschuld                   1997       275,000        45,000               --               113,104
President, Chief Executive          1996       191,444        15,789           20,000                65,857
Officer and Director                1995       151,908        11,000               --                30,428

Terence P. Roche                    1997       161,667        25,000               --                    --
Executive Vice President            1996       106,900         8,880            4,000                    --
and Director                        1995        81,965         3,500               --                    --

Stephen R. Mathers                  1997       180,000        17,266               --                    --
Vice President of Corporate         1996       164,000        46,000            3,000                    --
Development                         1995       151,000        47,000               --                    --

Todd A. Vaughan                     1997       131,000        18,155               --                    --
Vice President - Global             1996       110,000        21,754            1,000                    --
Automotive                          1995        95,000        34,731               --                    --

W. Kent Anderson                    1997       123,334        17,700               --                14,312
Vice President - Americas           1996        95,000         2,903            2,500                11,775
                                    1995        90,000         7,722               --                10,943

------------------------------------
(1) Compensation paid to executive officers for the fiscal year ended November 30, 1997, other than salary, bonus, and other compensation reflected in the table, does not exceed the minimum amounts required to be reported under the Commission's rules.

(2) Represents amounts expended with respect to post-retirement payments under employment contracts between the Company and the CEO and Named Executive Officers.

         The table below sets forth certain information with respect to options held by the Named Executive Officers.

                              AGGREGATED OPTION/SAR EXERCISES
                                 AND OPTION/SAR VALUE



                                                       NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED                 IN-THE-MONEY
                          SHARES                           OPTIONS/SARS(#)                  OPTIONS/SARS($)
                       ACQUIRED ON       VALUE      ----------------------------    ------------------------------
       NAME            EXERCISE (#)    REALIZED     EXERCISABLE    UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
       ----            ------------    --------     -----------    -------------     -----------    -------------
Doran J. Unschuld           --            --          20,000               --         390,000              --
Terence P. Roche            --            --           1,000            3,000          19,500          58,500
Stephen R. Mathers          --            --             750            2,250          14,625          43,875
Todd A. Vaughan             --            --             250              750           4,875          14,625
W. Kent Anderson            --            --             625            1,875          12,188          36,563


                       REPORT OF THE BOARD OF DIRECTORS
                       REGARDING EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY

         The fundamental philosophy of the Company's compensation program is to offer competitive compensation opportunities for all employees, including senior management, which are based on the individual's contribution and personal performance. The objectives of the Company's compensation program are to align compensation with business goals and performance and to enable the Company to attract and retain superior talent and reward performance.

         The Company also believes it is important to align executive officers' interests with the success of the Company by placing a portion of pay at risk, thus making payment dependent upon corporate performance. The compensation of the Company's CEO and Named Executive Officers is reviewed and approved annually by the Board of Directors, and is linked to the Company's financial performance. Fifteen percent or more of executive management's compensation may consist of a bonus which is influenced by the Company's annual performance.

         In determining compensation levels, salary and bonus components are initially reviewed by the Compensation Committee of the Board of Directors, which was created in June 1996 (prior thereto, compensation was initially reviewed by the CEO of the Company). The Compensation Committee then makes its recommendations to the full Board of Directors. The Board studies the recommendations, along with other information on individual and corporate performance, and votes on compensation levels for the next fiscal year. Only those members of the Board of Directors who are not officers of the Company vote on matters relating to the compensation of the CEO and Named Executive Officers.

EXECUTIVE OFFICER COMPENSATION PROGRAM

         The Company's compensation program consists of cash salary, annual bonus payments based upon performance and stock option grants. There are currently three main components to the Company's executive compensation program, as determined by corporate and individual performance:

         -         Base salary compensation
         -         Annual incentive compensation
         -         Stock option grants

         In determining salaries, the Compensation Committee takes into account individual experience, individual performance, total contribution to the Company's long term success, and the results of the Company's performance. In fiscal 1997, the following measures were considered by the Compensation Committee in awarding annual bonuses to those executives whose performance during the year impacted favorably on the results of the Company as a whole: corporate revenues, corporate net income and general corporate performance relative to market conditions in the Company's industry.

         Stock option grants to executive officers are intended to promote the success of the Company by aligning financial interests of executive officers with stockholders and to provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Stock option grants are based on various subjective factors, primarily relating to the responsibilities of the individual officers, and also to their expected future performance.

CHIEF EXECUTIVE OFFICER COMPENSATION

         The salary of Mr. Doran J. Unschuld, the Company's CEO, was set at $275,000 for fiscal 1997, an increase of $83,556 over the amount paid in 1996. His salary was determined based on corporate results over the past five years, plus a review of the CEO's individual performance. Mr. Unschuld received in 1997 a bonus of $45,000. The increase in Mr. Unschuld's salary and the bonus were based upon his individual performance, leadership with the Company and the attainment of the Company's goals.

         In making decisions regarding CEO compensation, the Compensation Committee also took into account results of operations of the Company, conditions in the capital goods industry as a whole and Mr. Unschuld's long-term contributions to the Company. Mr. Unschuld has been an officer of the Company since 1965.

                                            COMPENSATION COMMITTEE

                                            Donald G. Meyer
                                            Clifford J. Vaughan

                                 PERFORMANCE GRAPH

         The graph below compares the cumulative total stockholder return on the Capital Stock of the Company for the last five fiscal years with the cumulative total return on the S&P 500 Index and the S&P Machinery (Diversified) Index over the same period (assuming the investment of $100 in the Company's Capital Stock, the S&P 500 Index and the S&P Machinery (Diversified) Index on November 30, 1992, and reinvestment of all dividends).


                          COMPARE 5-YEAR CUMULTIVE TOTAL RETURN
                             AMONG BINKS SAMES CORPORATION,
                          S&P 500 INDEX AND S&P GROUP INDEX



                                     [GRAPH]


                                 11/30/92     11/30/93      11/30/94     11/30/95   11/30/96     11/30/97
                                 --------     --------      --------     --------   --------     --------
Binks Sames Corporation           $100        $106.72       $  91.14      $117.69    $136.82     $210.50
S&P Machinery (Diversified)(1)     100         139.70         138.06       173.81     222.74      280.32
S&P 500(1)                         100         110.10         111.26       152.40     194.87      250.44


                         ASSUMES $100 INVESTED ON NOVEMBER 30, 1992
                               ASSUMES DIVIDEND REINVESTED
                            FISCAL YEAR ENDING NOV. 30, 1997


(1) The S&P 500 Index and the S&P Machinery (Diversified) Index were obtained from Media General Financial Services, Inc.

1996 STOCK OPTION PLAN

         The Amended and Restated 1996 Stock Option Plan (the "1996 Stock Option Plan") authorizes the granting of options to purchase up to 300,000 shares of the Capital Stock of the Company to present and future executives, key personnel, consultants and non-employee directors of the Company. Currently, the Compensation Committee administers the 1996 Stock Option Plan. Pursuant to the 1996 Stock Option Plan, the Compensation Committee may award incentive stock options ("ISOs") and nonqualifed stock options ("NSOs"). ISOs may only be granted to employees of the Company or its subsidiaries. NSOs may be granted to all employees of and consultants who provide services to the Company or its subsidiaries, including non-employee directors. However, no single person may receive options covering more than 50,000 shares of the Capital Stock of the Company in any single year. The exercise price of each option pursuant to the 1996 Stock Option Plan may not be less than the fair market value of the Capital Stock on the date of grant. "Fair market value" on any given date is the closing sales price for shares of Capital Stock of the Company traded on the American Stock Exchange on such date. Absent a contrary provision in an award agreement, each option may be exercised up to 25% in the first year following the grant thereof, up to 50% in the second year, up to 75% in the third year, and after the third year up to 100%. Unless otherwise specified in an award agreement, options must be exercised within 10 years of the date of grant unless the period is reduced due to death or termination of the optionee's employment.

401(K) PLAN

         The Company maintains a 401(k) Plan, which is designed to be qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). An employee is eligible to participate in the 401(k) Plan following attainment of the age of 21 and the completion of one year of service with the Company (1,000 hours within a twelve-month period). Under the 401(k) Plan, as amended in 1997, subject to the limitations imposed under
Section 401(k) and Section 415 of the Code, a participant is able to elect to defer not more than 18% of his or her compensation by directing the Company to contribute such amount to the 401(k) Plan on such employee's behalf. The Company may elect to make matching contributions equal to a portion of the participating employee's contribution, subject to a maximum matching contribution of no more than 6% of the participant's salary.

         Under the 401(k) Plan, a separate account is established for each employee. Participants are 100% vested in the contributions and in the earnings thereon and in the employer's contributions. Distributions from the 401(k) Plan are made upon termination of service, disability or death in a lump sum or in annual installments.

PROFIT SHARING PLAN

         Prior to December 1, 1997, employees of the Company who were over age 21 and who completed one year of service with the Company were eligible to participate in the John Francis Roche, Jr. Savings and Profit Sharing Fund (the "Profit Sharing Plan"), a defined contribution retirement savings program. Participants in the Profit Sharing Plan were required to contribute at least 2 1/2% but no more than 5% of their compensation, up to a limit of $200 per year. The Company contributed to the Profit Sharing Plan each year the lesser of (i) 15% of total compensation (as defined in the Profit Sharing
Plan), (ii) 18% of the Company's adjusted net income or (iii) six times the total participant contributions. The Profit Sharing Plan has been closed to new participants and the Company is no longer obligated to make contributions effective December 1, 1997.

         The participants' accounts are held under a trust and are invested by the trustees, Messrs. Unschuld, William W. Roche and Terence P. Roche, in accordance with the terms of the Profit Sharing Plan. Participants' interests in the Company's contributions are fully vested and nonforfeitable upon death, disability or attainment of age 60 or after seven years of participation in the Profit Sharing Plan. Upon retirement, other termination or disability, a participant receives the total value of funds resulting from his or her savings and vested Company contributions in either a single payment or substantially equal installments not less frequently than semi-annually. There are 300 participants in the Profit Sharing Plan, including executive officers. There were no Company contributions to the Profit Sharing Plan for the year ended November 30, 1997.

EXECUTIVE RETIREMENT INCOME CONTRACTS

         The Company has entered into individual Executive Retirement Income Contracts with certain executives, including Mr. Doran J. Unschuld and Mr. W. Kent Anderson, in each case providing for payment of annual retirement benefits to the executive (or his beneficiary in the event of his death) based on a percentage (1 1/2% in the case of Mr. Unschuld and 1% in the case of Mr. Anderson) of the executive's average annual salary (exclusive of bonuses, profit sharing and other employee benefits) for the five years preceding retirement, multiplied by the number of full fiscal years of service in the employ of the Company. Retirement payments terminate a specified number of years after retirement (15 years in the case of Mr. Unschuld and 10 years in the case of Mr. Anderson) or in the event the executive engages in specified competitive activities following retirement. In addition, no retirement benefits are payable if the executive voluntarily resigns prior to age 65 without the consent of the Company, or if he is dismissed by the Company for specified cause. Mr. William W. Roche is currently receiving payments under his contract following his retirement in 1994 as an officer of the Company.

         The following table shows the amount of annual retirement benefits payable under these arrangements at various levels of final five year average salary and for different years of service.


                                           PENSION PLAN TABLE

                                                  YEARS OF SERVICE
REMUNERATION          5           15           25           35           45          50
------------    ------------ ------------ ------------ ------------ ----------  ---------
 $100,000        $  7,500      $22,500    $  37,500    $  52,500    $  67,500   $  75,000
  125,000           9,375       28,125       46,875       65,625       84,375      93,750
  150,000          11,250       33,750       56,250       78,750      101,250     112,500
  175,000          13,125       39,975       65,625       91,875      118,125     131,250
  200,000          15,000       45,000       75,000      105,000      135,000     150,000
  225,000          16,875       50,625       84,375      118,125      151,875     168,750
  250,000          18,750       56,250       93,750      131,250      168,750     187,500
  275,000          20,625       61,875      103,125      144,375      185,625     206,250


         As of November 30, 1997, the number of full fiscal years of service with the Company for officers named in the Cash Compensation Table who are parties to the above-described arrangements and the amount of salary paid to such officers during the fiscal year ended November 30, 1997 are as follows:
Doran J. Unschuld-45 years, $275,000; and W. Kent Anderson-38 years, $123,334. Benefit amounts shown in this table are computed on a straight line annuity basis and are not subject to any deduction for Social Security benefits or other offsets.

CHANGE IN CONTROL ARRANGEMENTS

         The Company has entered into individual Employment Security Agreements with current executive officers and certain other key employees, including Messrs. Doran J. Unschuld, W. Kent Anderson and Jeffrey W. Lemajeur, in each case providing for severance payments by the Company in the event that within three years after a "change in control" (as defined) either the Company terminates the individual's employment for other than "good cause" (as defined), disability, death, or normal retirement, or the individual terminates his employment for "good reason" (as defined). Subject to certain limitations, the amount of the severance payment equals three (two for employees other than executive officers) times the sum of (i) such employee's annual salary at the rate in effect at the time of termination, plus (ii) the maximum bonus such employee could earn for the fiscal year in which the termination occurs. A "change in control" will in general be deemed to occur where a third person becomes the owner of 20% or more of the Capital Stock of the Company or where a corporate transaction occurs, the effect of which is that persons who were directors of the Company before the transaction cease to constitute a majority of the Board of Directors.

         The Company has also entered into Bonus Agreements with certain executive officers and other key employees which provide for bonus payments (generally equal to six months' salary) payable at certain dates if the individual remains continuously employed by the Company through such dates (the "Stay Periods"). The agreements also provide for bonus payments (equal to six to twelve months' salary) payable if a change of control of the Company occurs during a Stay Period. A "change in control" will be deemed to occur when (a) the current stockholders of the Company cease to be beneficial owners, directly or indirectly, of a majority of stock of the Company, or any successor company, or (b) all or substantially all of the Company's assets are sold or otherwise disposed of. The agreements are intended to provide an incentive for the executive officers and key employees to remain in the employment of the Company until a purchaser for the Company can be found.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During fiscal 1997, decisions regarding executive compensation were reviewed by the entire Board of Directors based upon the recommendations of the Compensation Committee. Messrs. Unschuld and Terence P. Roche were executive officers of the Company and each served on the Board of Directors of the Company during fiscal 1997. Although both Mr. Unschuld and Mr. Roche were present during compensation discussions by the Board, neither voted on decisions regarding their respective compensation.

                PROPOSAL 2:  RATIFICATION OF INDEPENDENT ACCOUNTANTS

        The Company is asking the shareholders to ratify the selection of KPMG Peat Marwick LLP ("KPMG") as the Company's independent accountants for the fiscal year ending November 30, 1998. The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the Annual Meeting, is required to ratify the selection of KPMG. Abstentions will have the effect of voting against this Proposal 2. Broker non-votes will have no effect on the vote.

         In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and its stockholders' best interests.

         KPMG will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG TO SERVE AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING NOVEMBER 30, 1998.

                             OTHER MATTERS

         Proxies will be voted for the election of the above named nominee as director unless otherwise indicated on the proxy. Management does not know of any other matters which are likely to be brought before the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on such matters.

                           STOCKHOLDER PROPOSALS FOR
                            THE 1999 ANNUAL MEETING

NOMINATIONS FOR THE BOARD OF DIRECTORS

         The Company's By-Laws provide that written notice of proposed stockholder nominations for the election of directors at an Annual Meeting must be given to the Secretary of the Company no earlier than February 1 and no later than February 25 immediately preceding the meeting. Notice to the Company from a stockholder who proposes to nominate a person for election as a director must contain certain information about that person, including age, business and residence addresses and such other information as would be required to be included in a proxy statement soliciting proxies to nominate that person. If the Chairman of the Annual Meeting determines that a person was not nominated in accordance with the foregoing procedures, such person shall not be eligible for election as a director.

OTHER PROPOSALS

         If any stockholder intends to present a proposal to be considered for action at the 1999 Annual Meeting of Stockholders and to be included in the Company's proxy materials, the proposal must be in proper form and received by the Secretary of the Company on or before November 27, 1998, for review and consideration for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

         In addition, the Company's By-Laws require that written notice of proposals by stockholders to be presented at an Annual Meeting be delivered to the Secretary of the Company no earlier than February 1 and no later than February 25 immediately preceding the meeting. Such notice to the Company must set forth (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the number of shares beneficially owned by the stockholder and
(iv) any material interest of the stockholder in such business. If the Chairman of the Annual Meeting determines that business was not properly brought before the meeting in accordance with the foregoing procedures, such business shall not be transacted.

                                         By order of the Board of Directors,



                                         GUY E. SNYDER, SECRETARY

         THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER SOLICITED HEREBY WHO SO REQUESTS IN WRITING A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K/A FOR THE YEAR ENDED NOVEMBER 30, 1997 (EXCEPT THE EXHIBITS THERETO, WHICH WILL BE PROVIDED UPON PAYMENT OF A REASONABLE CHARGE) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS FOR THE ANNUAL REPORT ON FORM 10-K/A SHOULD BE SENT TO THE COMPANY AT ITS ADDRESS SET FORTH HEREIN, DIRECTED TO THE ATTENTION OF DORAN J. UNSCHULD, PRESIDENT AND CHIEF EXECUTIVE OFFICER, OR GUY E. SNYDER, SECRETARY.

PROXY                        BINKS SAMES CORPORATION                       PROXY

     PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 28, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Donald G. Meyer and Doran J. Unschuld, or any of them, with full power of substitution, are hereby authorized to vote the shares of Capital Stock of Binks Sames Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Hotel Sofitel, 5550 North River Road, Rosemont, Illinois 60018, on April 28, 1998, at 10:00 A.M., and at all adjournments thereof, as follows:


         PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE HEREOF AND
                  RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

[                                                                         ]


1.  ELECTION OF DIRECTOR
    Donald G. Meyer

                     / /  FOR ALL  / /  WITHHOLD ALL

2. Ratification of KMPG Peat Marwick LLP as the Company's independent accountants for the fiscal year ending November 30, 1998.

                    / /  FOR  / /  AGAINST  / /  ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS NOTED ABOVE.

                                      Please sign your name or names on the
                                      signature lines below in the exact form
                                      appearing hereon.
                                      Dated ______________________________, 1998


                                      __________________________________________
                                           (Signature(s) of Stockholder(s))


                                      __________________________________________
                                           (Signature(s) of Stockholder(s))


                            FOLD AND DETACH HERE

            PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD
                   PROMPTLY USING THE ENCLOSED ENVELOPE.